Exhibit 21

SUBSIDIARIES OF HARTE-HANKS, INC.

As of June 30, 2004

Name of Entity	Jurisdiction of Organization	% Owned
Avellino Technologies, Inc.	Delaware	100%(12)
The Flyer Publishing Corporation	Florida	100%
Harte-Hanks CRM Services Belgium NV	Belgium	100%
Harte-Hanks CRM Services UK Limited	England	100%
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Data Technologies, Inc.	Delaware	100%
Harte-Hanks Direct, Inc.	Delaware	100%(5)
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, L.P.	Delaware	100%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100%(9)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100%(1)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100%(10)
Harte-Hanks IRG, Inc.	Michigan	100%
Harte-Hanks Limited	England	100%(3)
Harte-Hanks Market Intelligence, Inc.	California	100%
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Market Intelligence Europe B.V.	Netherlands	100%
Harte-Hanks Market Intelligence GmbH	Germany	100%(4)
Harte-Hanks Market Intelligence Limited	Ireland	100%(4)
Harte-Hanks Market Intelligence SAS	France	100%(4)
Harte-Hanks Market Research, Inc.	New Jersey	100%
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100%(3)
Harte-Hanks Response Management/Austin L.P.	Delaware	100%(6)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks Stock Plan, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100%(2)
Harte-Hanks Trillium UK Limited	United Kingdom	100%(11)
H&R Communications, LLC	Delaware	100%(2)
HTS, Inc.	Connecticut	100%
Information for Marketing Limited (shell corporation)	England	100%(7)
NSO, Inc.	Ohio	100%
Printing Management Systems, Inc.	Delaware	100%
Sales Support Services, Inc.	New Jersey	100%
Sales Support Services of Texas, Inc.	Delaware	100%(8)
Southern Comprint Co.	California	100%
Spectral Resources, Inc.	New York	100%

(1)	Owned by Printing Management Systems, Inc.

(2)	Owned by Harte-Hanks Direct, Inc.

(3)	Owned by Harte-Hanks Data Technologies, Inc.

(4)	Owned by Harte-Hanks Market Intelligence Europe B.V.

(5)	Owned by Harte-Hanks Print, Inc.

(6)	99% Owned by Harte-Hanks Stock Plan, Inc. 1% Owned by Harte-Hanks Direct, Inc.

(7)	Owned by Harte-Hanks Limited

(8)	Owned by Sales Support Services, Inc.

(9)	Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.

(10)	99.998% Owned by Harte-Hanks Data Technologies, Inc. 0.002% Owned by Harte-Hanks Stock Plan, Inc.

(11)	Owned by Harte-Hanks CRM Services UK Limited

(12)	Owned by Harte-Hanks Trillium UK Limited